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11026-01-00

ADDENDUM

to the

AUTOMATIC/FACULTATIVE YRT
REINSURANCE AGREEMENT
Effective September 1, 2008
(hereinafter referred to as the "Agreement")

between

FARMERS NEW WORLD LIFE INSURANCE COMPANY
Bellevue, Washington
(hereinafter referred to as the "Ceding Company")

and

RGA REINSURANCE COMPANY
Chesterfield, Missouri
(hereinafter referred to as the "Reinsurer")

This Addendum is Effective December 7, 2019

I. ADDITION OF THE FARMERS ESSENTIAL VARIABLE UNIVERSAL LIFE (2017 CSO) PLAN AND ASSOCIATED RIDER

Business Covered: As of the effective date of this Addendum, the attached Exhibit B - Business Covered is hereby added to the Agreement which now includes coverage for the Farmers Essential Variable Universal Life (2017 CSO) Plan and its associated Accelerated Death Benefit Rider.

Retention: As of the effective date of this Addendum, the attached Exhibit A - Retention Schedule of the Ceding Company is hereby added to the Agreement which now includes the Retention schedule applicable to the above plan.

Binding Limits: As of the effective date of this Addendum, the attached Exhibit C – Binding Limits is hereby added to the Agreement which now includes the binding limits applicable to the above plan.

Reinsurance Premiums: As of the effective date of this Addendum, the attached Exhibit D – Reinsurance Premiums is hereby added to the Agreement which now includes the reinsurance premium basis applicable to the above plan. This includes the use of the 75-80 Mortality table with Manulife Extension contained in Exhibit D – Rate Schedule 1 of the base Agreement.

All provisions of the Agreement not specifically modified herein remain unchanged. Any subsequent amendment to the Agreement will also apply to the business covered herein unless specifically stated to the contrary.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By: [signature]
(Signature)

Title: CFO

Date: 2/13/2020

Location: Bellevue, WA

RGA REINSURANCE COMPANY

By: George Barnidge
(Signature)

Title: VP + Actuary

Date: 2/6/2020

Location: Chesterfield, Missouri

EXHIBIT A – RETENTION SCHEDULE OF THE CEDING COMPANY

LIFE INSURANCE

Maximum Retention Per Life under this and all other agreements

Issue Age	Standard – Table F Flat Extra < =	Over Table F Flat Extra >
0-70	$2,000,000 (all)	$250,000
71+	$250,000	$250,000

The Ceding Company will retain of each policy on a life up to the above maximum dollar Retention limits. The Ultimate Amount of all in force policies, issued as either single or joint life, will be included for purposes of evaluating Retention.

EXHIBIT B – BUSINESS COVERED

The additional business reinsured under this Addendum is defined as follows:

Policies issued on the business identified below may qualify for reinsurance if the issue date for the policy is on or after the Effective Date of this Addendum.

Effective December 7, 2019

2017 (CSO) Plan Added:
Farmers Essential Variable Universal Life
Available Benefits & Riders:
Accelerated Death Benefit Rider

The Ceding Company will have the right to backdate policies up to six (6) months for the purpose of saving age. Such backdated policies will be covered by this Agreement even if the backdated issue date precedes the Effective Date of this Addendum. Notwithstanding the preceding, backdating to save age is not available to increase the Automatic Binding or Jumbo Limits stated in Exhibit C or to qualify an applicant for coverage with regards to the plan's stated age limits.

C.1 REINSURER'S SHARE

The Reinsurer's share will be of the total ceded amount on each policy on a first dollar quota share basis. This amount will not exceed the Reinsurer's share of the maximum Automatic Binding Limits specified in Exhibit C.2.

C.2 AUTOMATIC BINDING LIMITS

a. Life:

For the purpose of determining the Automatic Binding Limit a per 1,000 temporary or permanent Flat Extra rating will be considered one table in determining the limits as shown below.

Issue Age	Standard – Table F Flat Extra <=	Table F – Table P Flat Extra >
21 to 70	$10,000,000	$2,500,000
71 to 80	$1,250,000	$1,250,000

The pool maximum Automatic Binding amounts above exclude the Ceding Company's Retention per insured.

b. The maximum automatic binding limit to the Reinsurer is $500,000 for the life of any Professional Athlete.

C.3 JUMBO LIMITS

The Ceding Company will not cede any risk automatically if the total amount in force and applied for on the life with all insurance companies, including any amount to be replaced, exceeds the applicable amount shown below.

Issue Age	All Tables
0 to 70	$20,000,000
71 to 80	$4,000,000

C.4 CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT

The amount of such coverage provided by the Reinsurer will be limited to its share of the following amount per application provided by the Ceding Company's Conditional Receipt or Temporary Insurance Agreement.

Maximum Amount
$500,000

C.5 AGE LIMITS

FEVUL 2017 CSO Plan and Rider	Issue Ages
Premier and Preferred Non-Tobacco Classes	21 to 75
Standard Non-Tobacco and Tobacco Classes	21 to 80
Accelerated Death Benefit Rider	Same as base policy

C.6 MINIMUM POLICY FACE AMOUNT AT ISSUE

FEVUL 2017 CSO Plan and Rider	Issue Ages
Premier and Preferred Non-Tobacco Classes	$150,000 all issue ages
Standard Non-Tobacco and Tobacco Classes	$75,000 issue ages 21 to 50
	$50,000 issue ages 51 to 80
Accelerated Death Benefit Rider	Same as base policy

C.7 MINIMUM INITIAL CESSION/TRIVIAL AMOUNT

Minimum initial cession and trivial amount do not apply to the business covered by this Addendum.

D.1 BASE PLAN PARAMETERS

Plans covered under this Addendum will be reinsured on an YRT basis with the Reinsurer participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the net amount at risk on that portion of the policy which is reinsured with the Reinsurer.

Reinsurance premiums will be determined according to the amount reinsured with the Reinsurer per insured life as follows. The life reinsurance premium will be calculated in the case of life risks, by multiplying the appropriate life premium rate per thousand (1,000), from Rate Schedule 1 contained in the base Agreement, for the age of the insured, at the beginning of the policy year, by the Policy Net Amount at Risk reinsured for that policy year, multiplied by the applicable pay percentage as shown below. The same procedure will apply for single premium policies and for paid up policies.

Reinsurance premiums are payable up to, and including, the insured's attained age of 99. Reinsurance under this Agreement terminates with no further liability on behalf of the Reinsurer upon the insured's attained age of 100.

		Pay Percentages	
Band*	**Underwriting Class**	**Policy Year 1**	**Policy Years 2+**
Band 1	Standard Non-Tobacco		
	Standard Tobacco		
Band 2	Premier Non-Tobacco		
	Preferred Non-Tobacco		
	Standard Non-Tobacco		
	Standard Tobacco		

* Band 1 = Policy face amounts up to $149,999.99 (no preferred or premier available)
Band 2 = Policy face amounts of $150,000+

D.2 AGE BASIS

Age Last Birthday

D.3 POLICY FEES

The Reinsurer will not participate in any policy fees.

D.4 SUBSTANDARD RATINGS

Premiums will be based on the standard rate increased by an extra per table of assessed rating. Substandard table ratings are payable for as long as the policy is in force. Pay percentages are the same as those for standard life coverage.

D.5 FLAT EXTRAS

The total premium remitted to the Reinsurer will include the Reinsurer's proportional share of the flat extra premium charged the insured. The Reinsurer shall pay an expense allowance as a percentage of the flat extra premium as shown below.

Permanent flat extras are payable for as long as the policy is in force.

Type of Flat Extra Premium*	First Year	Renewal
Temporary (1-5 Years)		
Temporary (6 Years & Greater)		
Permanent (6 Years & Greater)		

* Flat extra premiums are subject to the conditions set forth in item II of amendment 11026-00-01.

D.6 RIDERS AND BENEFITS

Accelerated Death Benefit Rider

This automatic rider provides for the discounted payment of some or all of the death benefit in the event the insured is determined to be terminally ill as set forth in the sample rider contained in Exhibit H attached to the base Agreement. The Reinsurer shall participate in the payment of the accelerated benefit as stated in Article 9.4. After payment of a partial acceleration, reinsurance premiums on the reduced policy will continue to be paid pursuant to Exhibit D.1 until the insured's death. The Reinsurer will pay its Proportionate Share of the remaining death benefit at the time of the insured's death.

There are no additional reinsurance premiums charged for this benefit.